As filed with the Securities and Exchange Commission on March 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dyne Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4883909
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

830 Winter Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

2020 Stock Incentive Plan

(Full Title of the Plan)

Joshua T. Brumm

President and Chief Executive Officer

830 Winter Street

Waltham, Massachusetts 02451

(Name and Address of Agent for Service)

(781) 786-8230

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share	2,272,345 shares(2)	$18.23(3)	$41,424,850(3)	$4,520

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 2,272,345 additional shares issuable under the 2020 Stock Incentive Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low sales price of the registrant’s common stock on the Nasdaq Global Select Market on March 1, 2021.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2020 Stock Incentive Plan (the “2020 Plan”) of Dyne Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2020 Plan has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-248873, relating to the 2020 Plan filed by the Registrant with the Securities and Exchange Commission on September 17, 2020.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 21, 2020).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 21, 2020).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature pages of this registration statement).

99.1	2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248414) filed with the Securities and Exchange Commission on September 10, 2020).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on this 4th day of March, 2021.

DYNE THERAPEUTICS, INC.

By:	/s/ Joshua Brumm
Joshua Brumm
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Dyne Therapeutics, Inc., hereby severally constitute and appoint Joshua Brumm and Richard Scalzo, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Dyne Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Brumm Joshua Brumm	President, Chief Executive Officer and Director (principal executive officer)	March 4, 2021

/s/ Richard Scalzo Richard Scalzo	Vice President of Accounting and Administration and Treasurer (principal financial and accounting officer)	March 4, 2021

/s/ Jason Rhodes Jason Rhodes	Director and Chairman of the Board	March 4, 2021

/s/ Ed Hurwitz Ed Hurwitz	Director	March 4, 2021

/s/ Dirk Kersten Dirk Kersten	Director	March 4, 2021

/s/ Lawrence Klein, Ph.D. Lawrence Klein, Ph.D.	Director	March 4, 2021

/s/ David Lubner David Lubner	Director	March 4, 2021

/s/ Catherine Stehman-Breen, M.D. Catherine Stehman-Breen, M.D.	Director	March 4, 2021